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                                                            HEI Exhibit 99.3(a)
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                               AMENDMENT 1994-2
                      TO THE HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN


     In accordance with Section 10.1 of the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"), the Plan is hereby amended in the following respects:

     1. Section 1.3 is amended by inserting the following after the fourth sentence thereof:

     "A Participant may also name a contingent Beneficiary to succeed to the interests of the named Beneficiary in the event such named Beneficiary shall not survive the Participant."

     2. Section 1.7 is amended by revising the third sentence to read as follows:

     "Commencing January 1, 1994, only the first $150,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe) of a Participant's Compensation (determined in accordance with Section 401(a)(17) of the Code) shall be taken into account for purposes of the Plan. In determining the Compensation of a Participant for purposes of this limitation, the rules of
     Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the limitation."

     3. Section 1.8 is amended by revising the second sentence thereof to read as follows:

     "Eligible Employee means a Participant who is eligible to receive an
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     allocation of Salary Reduction Contributions for all or a portion of the
     Plan Year."

     4. Section 1.16 is amended to read as follows:

     "Participant means any Employee who has satisfied the eligibility
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     requirements of Article II and whose Accounts remain in the Plan and allocated to him. Active Participant means a Participant during the
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     period he is employed in an eligible class of Employees and is, therefore, eligible to receive an allocation of Salary Reduction Contributions."
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     5.   Section 1.17 is amended to read as follows:

     "Participant Voluntary Contribution means the voluntary contributions of a
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      Participant permitted prior to July 1, 1992."

     6.   Section 1.22 is amended to read as follows:

     "Plan Year means a 12-month period commencing on January 1 and
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     anniversaries thereof."

     7.   Section 3.3 is amended to read as follows:

     "Any Participant who has received a distribution from a qualified employee pension benefit plan or annuity plan may make a contribution to a Rollover Account established on his behalf; provided that proper verification is provided and the Plan Administrator, in his sole discretion, agrees in writing to such a contribution. The Plan shall not accept rollovers from individual retirement accounts, whether or not the funds involved originally were received as distributions from a qualified employee pension benefit plan."

     8. Section 4.1 (a)(1) and (2) shall be amended by replacing the term "other Eligible Employees" with the term "non-Highly Compensated Employees".

     9. Section 4.1 (b)(1) is amended to replace the word "Compensation" with the word "compensation".

     10.  Section 4.1(b)(3) is amended to read as follows:

     "For purposes of determining the actual deferral percentage of an Eligible Employee who is a Highly Compensated Employee by virtue of being either a five percent (5%) owner or among the top 10 highest paid, the Salary Reduction Contributions and compensation of Family Members of such Highly Compensated Employee shall be combined and the Family Members and such Highly Compensated Employee shall be treated as a single Employee. Such Family Members shall be disregarded in determining the actual deferral percentage for Participants who are non-Highly Compensated Employees."

     11. Section 4.1(b) is amended to add a new subsection (6), to read as follows:

     "For purposes of this Section 4.1, the term "compensation" shall mean W-2 pay including any reductions related to arrangements qualifying under Sections 125 or 401(k) of the Code."

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

     12. Section 4.2(a)(1) and (2) shall be amended by replacing the term "other Eligible Employees" with the term "non-Highly Compensated Employees."

     13.  Section 4.2(b)(3) is amended to read as follows:

     "For purposes of determining the contribution percentage of an Eligible Employee who is a Highly Compensated Employee by virtue of being either a five percent (5%) owner or among the top 10 highest paid, the Participant Voluntary Contributions and compensation of Family Members of such Highly Compensated Employee shall be combined and the Family Members and such Highly Compensated Employee shall be treated as a single Employee. Such Family Members shall be disregarded in determining the actual deferral percentage for Participants who are non-Highly Compensated Employees."

     14. Section 4.2(d)(2) is amended to replace the term "Compensation" with the term "compensation."

     15. Section 4.2(d) is amended to add a new subsection (4), to read as follows:

     ""compensation" shall mean W-2 pay including any reductions related to arrangements qualifying under Sections 125 or 401(k) of the Code."

     16.  Section 4.4(c)(ii) is amended by replacing "April 1" with "February
15".

     17.  Section 4.5(b) is amended to read as follows:

     "If necessary to limit the annual addition to a Participant's Accounts for a limitation year, the Plan Administrator may reduce or suspend Salary Reduction Contributions, provided that notice of such reduction or suspension be given to the Participant. Such notice need not precede the reduction or suspension. If further necessary to limit the annual addition to a Participant's Accounts for a limitation year, distributions shall be made in the following order to the Participant on whose behalf such contributions were made, to the extent necessary to reduce the annual addition to the prescribed amount: (i) Participant Voluntary Contributions and interest thereon; (ii) Salary Reduction Contributions and interest thereon; (iii) Employer Contributions."

     18.  The third sentence of Section 4.5(d)(1) is amended to read as follows:

     "Annual additions for a limitation year shall, however, include Salary Reduction Contributions for such Plan Year that are subsequently distributed to or forfeited by a Participant pursuant to this Article IV, except to the extent of excess Salary Reduction Contributions and earnings thereon

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

     refunded to the Participant by April 15 of the following Plan Year."

     19.  The first sentence of Section 5.3 shall be amended to read as follows:

     "The assets of the Plan and each investment alternative shall be valued on a daily basis."

     20. Section 6.3(a) shall be amended by adding the following at the end thereof:

     "In distributing such amounts, distributions shall be made first from Participant Voluntary Contributions made prior to 1986."

     21.  Section 6.3(b)(3)(iv) is amended to read as follows:

     "Payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code)."

     22. Sections 6.2(b)(5)(ii) and 6.2(d) are amended to add the following at the end thereof:

     "Notwithstanding any other provision to the contrary, any Participant eligible to receive a distribution which would qualify as an "eligible rollover distribution" under Section 401(a)(31)(C) of the Code may elect to have such distribution paid directly to an "eligible retirement plan" as defined in Section 401(a)(31)(D) of the Code and, upon the Participant's specification of the eligible retirement plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified."

     23.  Sections 6.4(d)(2) and (3) are amended to read as follows:

     "(2) Bear interest on unpaid principal at the then current money market account rate at American Savings Bank, plus two percent (2%).

     (3) Be subject to a substantially level amortization schedule and repayment on at least a monthly basis."

     24.  Section 6.4(f) is amended to read as follows:

     "A loan, if approved, shall be disbursed as soon as reasonably practicable after the date on which the loan is approved."

     25.  Section 6.6(a)(ii) is amended by replacing "tenth" with "fifth".

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

     26. Section 6.6(b)(3) is amended by adding the following at the end thereof:

     "The amount of the minimum which must be distributed in each calendar year shall be determined by dividing the Participant's vested Accounts by the applicable life expectancy. Any Participant who has attained age 70-1/2 may elect to have distributed to him in any Plan Year an amount greater than the minimum required distribution."

     27.  Section 7.4 is amended to read as follows:

     "To the extent any expenses of the Plan are not paid by Participants or paid out of the assets of the Plan, the Participating Companies shall pay all expenses of administering the Plan. Such expenses shall include any expenses incurred by a Participating Company, the Committee, the Asset Manager, or the Plan Administrator, including, but not limited to, the payment of professional fees of consultants. Commencing March 31, 1994 [check date] Participants shall be assessed a portion of Plan recordkeeping fees, including fees for plan loans, set-up fees and annual maintenance fees."

     Unless otherwise stated each of these Amendments shall be effective January 1, 1994.

     TO RECORD the adoption of this amendment to the Plan, the Hawaiian Electric Industries Pension Investment Committee has caused this document to be executed
this     30th     day of           June            , 1994.
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                                                  HAWAIIAN ELECTRIC INDUSTRIES
                                                  PENSION INVESTMENT COMMITTEE


                                                  By /s/ Constance H. Lau
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                                                  By /s/ Peter C. Lewis
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